SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 --------------

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of

                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 3, 2001

                         STAR MULTI CARE SERVICES, INC.

               (Exact Name of Registrant as Specified in Charter)

         New York                   1-10751                    11-1975534
--------------------------    -------------------    ---------------------------
(State or Other Jurisdiction      (Commission               (IRS Employer
    of Incorporation)              File No.)             Identification No.)

       33 Walt Whitman Road, Suite 302 Huntington Station, New York 11746

       (Address of Principal Executive Offices)                (Zip Code)

        Registrant's telephone number, including area code (631) 423-6689

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Item 5. Other Events.

On July 6, 2001, the Registrant announced that it has signed a definitive agreement with Premier Home Healthcare Services, Inc., a privately held home health care provider based in White Plains, New York ("Premier"), to sell certain assets related to the home health care operation of Star's subsidiary in New Jersey (the "New Jersey Assets"), and certain assets of Star related to its home health care operations in New York (the "New York Assets"). Star also announced that it has terminated discussions with National Home Health Care Corp. with whom it had previously signed a non-binding letter of intent to sell the New Jersey Assets in addition to the Star subsidiaries doing business in Pennsylvania and Ohio. A copy of the press release issued on July 6, 2001, the Purchase Agreement between Premier Home HealthCare Services, Inc. and the Registrant and the Management Agreement between Premier Home HealthCare Services, Inc. and the Registrant are filed herein as exhibits.

Item 7. Financial Statements and Exhibits

(c) Exhibits

10.1 Purchase Agreement between Premier Home Healthcare Services, Inc. and Star Multi Care Services, Inc. dated July 1, 2001.

10.2 Management Agreement between Premier Home Healthcare Services, Inc. and Star Multi Care Services, Inc. dated July 3, 2001.

99.1  Press release issued July 6, 2001.

                                   SIGNATURES

      Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 20, 2001                STAR MULTI CARE SERVICES, INC.


                                    By: s/Stephen Sternbach
                                        ----------------------------------------
                                        Stephen Sternbach
                                        Chairman of the Board, President and
                                        Chief Executive Officer

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                                INDEX OF EXHIBITS

10.1 Purchase Agreement between Premier Home Healthcare Services, Inc. and Star Multi Care Services, Inc. dated July 1, 2001.

10.2 Management Agreement between Premier Home Healthcare Services, Inc. and Star Multi Care Services, Inc. dated July 3, 2001.

99.1 Press release issued July 6, 2001.


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